UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 15, 2008

NeoMagic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (408) 988-7020

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On January 11, 2008, NeoMagic Corporation (the "Company") entered into an agreement (the "Agreement") to sell all right, title and interest in and to eighteen of the Company's U.S. patents and one U.S. patent application (the “Patents”) to Faust Communications Holdings, LLC for $12.5 million. The information regarding the Agreement and the Patents set forth in the Current Report on Form 8-K filed January 17, 2008 is hereby incorporated by reference into this Current Report on Form 8-K.

The Company completed the sale of the Patents pursuant to the Agreement on February 15, 2008. After payment of agency commissions, the Company received $9.5 million in net proceeds from the sale of the Patents.

Item 7.01    Regulation FD Disclosure

On February 20, 2008, the Company issued a press release announcing completion of the sale of the Patents pursuant to the Agreement. A copy of the press release is attached hereto as Exhibit 99.1. This exhibit is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated February 20, 2008, announcing the completion of the sale of the Patents.*

* Furnished, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation (Registrant)

Date: February 21, 2008	/s/ Steven P. Berry
Steven P. Berry
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated February 20, 2008, announcing the completion of the sale of the Patents.*

* Furnished, not filed.